Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-226425, 333-229417, 333-230986, 333-236341, 333-238330, 333-269264 and 333-272307 on Form S-3 and Registration Statement Nos. 333-217986, 333-228678 and 333-265288 on Form S-8 of Kimbell Royalty Partners, LP of our report dated March 21, 2023, relating to the financial statements of LongPoint Minerals II, LLC, appearing in this Current Report on Form 8-K of Kimbell Royalty Partners, LP dated August 2, 2023.

/s/ Deloitte & Touche LLP

Denver, Colorado

August 2, 2023